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                                                                   EXHIBIT 10.38


                            SUBSCRIPTION AGREEMENT

          This SUBSCRIPTION AGREEMENT made and entered into effective as of the 22nd day of January, 1997, is by and between Irata, Inc., a Texas corporation (the "Company"), and John D. Higgins, a resident of the State of New York ("Higgins").

                                 RECITALS

          Higgins has served as a director of the Company and the Company is indebted to Higgins for such services in the amount of $10,000.00 (herein the "Higgins Debt"). The Company recently successfully completed a private placement of 3,245,000 shares of Class A common stock and 3,245,000 common stock purchase warrants in Units of 50,000 shares of Class A Common Stock and 50,000 common stock purchase warrants at an offering price of $25,000 per Unit. Higgins has agreed to convert the Higgins Debt into 20,000 shares of Class A Common Stock and 20,000 common stock purchase warrants and the Company has agreed to issue and deliver to Higgins an aggregate of 20,000 shares of Class A Common Stock and 20,000 common stock purchase warrants in exchange for the surrender of the Higgins Debt. Accordingly, the Company and Higgins have agreed as follows:

          1. Subscription and Purchase. Higgins has agreed to purchase and hereby purchases an aggregate of 20,000 shares of Class A Common Stock and 20,000 common stock purchase warrants in consideration for the surrender and cancellation of the Higgins Debt. The warrants shall have substantially the same terms as the Private Placement Warrants and shall be exercisable at $1.00 per share until November 1, 1998 and thereafter shall be exercisable at $1.50 until expiration of the warrants on November 1, 1999.

          2. Representations and Warranties of Higgins. Higgins hereby represents and warrants to the Company and its agents, employees and representatives as follows:

          (a) Investment Intent. (i) The shares of Class A Common Stock, the warrants to purchase shares of Class A Common Stock and the shares of Class A Common Stock underlying the warrants (herein collectively the "Securities") are being acquired solely for the account of Higgins, for investment, and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof, (ii) Higgins has no contract, understanding, undertaking, agreement, or arrangement with any person to sell, transfer, or pledge to any person the Securities or any part thereof, (iii) Higgins has no present plans to enter into any such contract, undertaking, agreement or arrangement, (iv) Higgins understands the legal consequences of the foregoing representations and warranties to mean that Higgins must bear the economic risk of the investment in the Securities for an indefinite period of time, (v) Higgins has such knowledge and experience in financial and business matters that Higgins is capable of evaluating the merits and risks of acquiring the Securities, and (vi) Higgins acknowledges that the acquisition of the Securities involves a high degree of risk which may result in the loss of the total amount of Higgins's investment in the Securities.

          (b) Securities Compliance. Higgins understands that no sale, distribution, transfer or other disposition of the Securities can be made by Higgins unless the Securities have been registered under the Securities Act of 1933, as amended (the "Act"), and applicable securities laws of any other relevant jurisdiction, or exemptions from such registrations are available, as evidenced by an opinion of counsel satisfactory to the Company, with respect to the proposed sale, distribution, transfer or other disposition. Any purchaser on resale or transfer of the Securities will also be required to meet the suitability requirements applicable to investors and such purchaser or Higgins will be required to bear all expenses of such transfer (including the costs of any legal advice or opinions required).

          (c) Experience. Higgins, together with any Purchaser Representative, is knowledgeable and experienced in the field of investments involving the business of the Company or has a general understanding and knowledge of such investments; furthermore, Higgins alone, or together with any Purchaser Representative, has such knowledge and experience in financial and business matters that Higgins is capable of understanding the information made available to Higgins, evaluating the risks of any investment in the Securities and making an informed investment decision.

          (d) No General Solicitation. The Securities have been offered to Higgins without any form of general solicitation or advertising of any type by or on behalf of the Company or any of their employees, agents or representatives.

          (e) Access to Information. Higgins has (i) read the Term Sheet prepared by the Company
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in connection with the Private Placement and all exhibits or schedules to the
Term Sheet, (ii) for a reasonable amount of time had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering and sale of the Securities and the actual and proposed business and affairs of the Company, and is satisfied with the results thereof, and (iii) been given access, if requested, to all documents with respect to the Company or this transaction, as well as to such other information that Higgins has requested in order to evaluate an investment in the Securities. HIGGINS HAS NOT RECEIVED NOR RELIED UPON ANY REPRESENTATIONS OR WARRANTIES BY THE COMPANY OR THEIR OFFICERS, MANAGERS, MEMBERS, AGENTS, EMPLOYEES OR REPRESENTATIVES, OR ANY OTHER PERSON, OTHER THAN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE TERM SHEET AND THIS AGREEMENT.

          (f) Exemption Status. Higgins understands that the Securities to be sold hereunder are being offered and sold in reliance upon exemptions from registration under the Act and applicable state securities laws. Higgins understands that the Company and its agents, employees, and representatives are relying on, among other things, the representations and warranties of Higgins set forth herein in offering and selling the Securities to Higgins in reliance upon exemptions available under the Act and state securities laws.

          (g) Domicile. Higgins is a bona fide resident or domiciliary of the State of New York and meets the following requirements, as applicable, for qualifying as a "person resident within the State of New York":

               (i) If a corporation, partnership, trust or other form of business organization, Higgins has its principal office within the State of New York.

               (ii) If an individual, Higgins has a principal residence and domicile in the State of New York and is a citizen of the United States and is at least twenty-one (21) years of age.

               (iii) If a corporation, partnership, trust or other form of business organization WHICH WAS ORGANIZED FOR THE SPECIFIC PURPOSE OF ACQUIRING SECURITIES, all of the beneficial owners of Higgins are residents of the State of New York and are citizens of the United States.

          (h) Net Worth. Higgins's investment in the Securities will not exceed 20% of Higgins's net worth (or joint net worth with Higgins's spouse) determined as of the date of this Agreement.

          (i) START-UP COMPANY. HIGGINS ACKNOWLEDGES THAT THE COMPANY IS A "START-UP" COMPANY WHICH HAS SUSTAINED SUBSTANTIAL LOSSES AND THAT IS ENGAGED IN AN INDUSTRY WHICH IS A HIGHLY COMPETITIVE INDUSTRY. CONSEQUENTLY, HIGGINS ACKNOWLEDGES THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK.

     3. Covenants of Higgins. Higgins covenants and agrees that for a period commencing on the date hereof and expiring November 1, 1997, Higgins will not publicly sell, assign or transfer any Securities of the Company without the prior written consent of Royce Investment Group, Inc. Higgins, to facilitate enforcement of this covenant, hereby consents to the Company imposing stop transfer restrictions with respect to all shares of capital stock of the Company owned by Higgins until the end of the lock-up period.

     4. Restrictions on Transfer. In addition to the restrictions set forth above, Higgins understands and agrees that (i) the Securities are restricted securities under the Act, and may not be sold, assigned or transferred unless the sale, assignment or transfer of such Securities is registered under the Act and applicable blue sky laws, as now in effect or hereafter amended, or there is furnished evidence in form and substance satisfactory to the Company from counsel acceptable to the Company that such registrations are not required, (ii) the Company is under no obligation to register the Securities or to perfect any exemption for resale of the Securities under applicable securities laws, and
(iii) the following restrictions and limitations will be applicable to the Securities and any resales, pledges, hypothecations or other transfers of any of the Securities:

          (a) Legend. A legend will be placed on each certificate or other document evidencing any of the Securities in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES

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          HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION
          OR RESALE AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH SALE, PLEDGE, OR TRANSFER WOULD BE IN VIOLATION OF THE 1933 ACT OR THE SECURITIES LAWS OF ANY STATE.

          (b) Stop Transfer Instructions. Stop transfer instructions can be issued by the Company to restrict the resale, pledge, hypothecation or other transfer in contravention of this Agreement.

          (c) Transfers. Higgins acknowledges that Higgins will be responsible for compliance with all conditions to transfer imposed by any applicable securities law and for any expenses incurred by the Company including, but not limited to, legal fees, accounting services and filing fees, in connection with reviewing and effecting such transfer.

     5. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of Higgins, the Company or any of their respective agents, representatives, officers or managers or any controlling person, and will survive exchange for the Interim Lender Units.

     6. Notice. All communications hereunder will be in writing and, if sent to Higgins, will be mailed, delivered or telegraphed and confirmed to Higgins at the address set forth on the signature page of this Agreement, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to them at 8554 Katy Freeway, Suite 100, Houston, Texas 77024, Attn: Lance Wimmer.

     7. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Higgins may not assign the debt evidenced by the Interim Loan or the related warrants nor any other rights hereunder without the prior written consent of the Company, which may not be unreasonably withheld.

     8. Attempted Breaches. Any transfer of interest effected, or purported to be effected, not in accordance with the terms and conditions of this Agreement or any other agreement referred to herein or to a person prohibited by law from holding any of the Securities shall be null and void and shall not bind the Company.

     9. Amendment. This Agreement may not be modified or amended except by written instrument executed by or on behalf of each of the parties hereto.

     10. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     11. Entire Agreement. This Agreement, including the exhibits hereto, if any, and the documents and agreements expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement. There are no oral or unwritten agreements between the parties.

     12. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, shall be declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effect as if such part or parts had never been included herein. Any such

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finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

     13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN HARRIS COUNTY, TEXAS.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 22nd day of January, 1997.


                              Irata Inc.


                              By:_____________________________
                                 Authorized Officer


Address:  Royce Investment Group, Inc.  _________________________________
          199 Crossways Park Drive                John D. Higgins
          Woodbury, N.Y. 11797

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